As filed with the Securities and Exchange Commission on August 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________________________________________________

EXACT SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	26-0478229 (I.R.S. Employer Identification No.)

5505 Endeavor Lane, Madison, Wisconsin (Address of principal executive offices)	53719 (Zip Code)
Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan
(Full title of the plan)
James Herriott
Senior Vice President, General Counsel and Secretary
Exact Sciences Corporation
5505 Endeavor Lane
Madison, WI 53719
(Name and address of agent for service)
(608) 284-5700
(Telephone number, including area code, of agent for service)
_____________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________________________________________________________________

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 4,340,000 shares of Common Stock under the Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan, as amended (the “2019 Plan”), as a result of the shareholders of Exact Sciences Corporation (the “Registrant”) approving an amendment to the 2019 Plan to increase the shares of common stock available for issuance under the 2019 Plan on June 8, 2023 at the Registrant’s 2023 Annual Meeting of Shareholders.

These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statements on Form S-8 (File Nos. 333-232916, 333-219553, 333-234608, and 333-266471) (the “Prior Registration Statements”) were filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 31, 2019, July 31, 2019, November 8, 2019, and August 2, 2022, respectively. In accordance with Instruction E of Form S-8, the content of the Prior Registration Statements are incorporated herein by reference and made a part of this Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 21, 2023;
•Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 9, 2023;
•Current Reports on Form 8-K, filed with the Commission on March 1, 2023, March 3, 2023, March 17, 2023, and June 12, 2023;
•the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2023 that are specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
•The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Title

4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to the Registrant's Form S-1 (File No. 333-48812), which is incorporated herein by reference)
4.2	Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on July 24, 2020, which is incorporated herein by reference)
4.3
Certificate of Amendment to Sixth Amended and Restated Certificate of Incorporation of Exact Sciences Corporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2023, which is incorporated herein by reference)

4.4
Seventh Amended and Restated By-Laws of the Registrant, dated June 9, 2023 (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 12, 2023, which is incorporated herein by reference)

4.5
Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan, (previously filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-23916) filed on July 31, 2019, which is incorporated herein by reference)

4.6
Amendment No. 1 to Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2022, which is incorporated herein by reference)

4.7	Amendment No. 2 to Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 12, 2023, which is incorporated herein by reference)
5.1	Opinion of K&L Gates LLP, filed herewith
23.1	Consent of PricewaterhouseCoopers LLP, filed herewith
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1 hereto and filed herewith)
24	Power of Attorney (signature page to this Registration Statement)
107.1	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on August 1, 2023.

EXACT SCIENCES CORPORATION

By:	/s/ Kevin T. Conroy
Kevin T. Conroy
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints Kevin T. Conroy and Jeffrey T. Elliott his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin T. Conroy	President, Chief Executive Officer and Chairman (Principal Executive Officer)	August 1, 2023
Kevin T. Conroy

/s/ Jeffrey T. Elliott	Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2023
Jeffrey T. Elliott

/s/ Paul Clancy	Director	August 1, 2023
Paul Clancy

/s/ D. Scott Coward	Director	August 1, 2023
D. Scott Coward

/s/ James E. Doyle	Director	August 1, 2023
James E. Doyle

/s/ Pierre Jacquet	Director	August 1, 2023
Pierre Jacquet

/s/ Daniel J. Levangie	Director	August 1, 2023
Daniel J. Levangie

/s/ Freda Lewis-Hall	Director	August 1, 2023
Freda Lewis-Hall

/s/ Shacey Petrovic	Director	August 1, 2023
Shacey Petrovic

/s/ Kathleen Sebelius	Director	August 1, 2023
Kathleen Sebelius

/s/ Katherine Zanotti	Director	August 1, 2023
Katherine Zanotti